UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

ENIGMA-BULWARK, LIMITED.

(Exact name of Company as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3415 South Sepulveda Boulevard, Suite 1100-1234 Los Angeles, CA 90034 (Address of principal executive offices) (888) 287-9994 (Registrant’s Telephone Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Enigma” mean Enigma-Bulwark, Ltd., a Nevada corporation, and its wholly owned subsidiaries, Enigma-Bulwark Risk Management, Inc., Ecologic Car Rentals, Inc., and Ecologic Products, Inc., unless otherwise indicated.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

Effective April 12, 2021, Mr. David Rocke resigned as a member of the board of directors, and terminated his Consulting Agreement dated May 1, 2019 (the “Agreement”).

His resignation was preceded by the Company’s inquiry into Mr. Rocke’s performance in connection with the Agreement [1].  Mr. Rocke did not provide a response to the Company’s inquiry, but submitted his resignation shortly thereafter, citing his dissatisfaction with the Company’s governance policies and business practices. Mr. Rocke made no specific complaint with regards to the Company’s policies and practices.

The Company believes it has abided by its governance policies and procedures. In addition, the Company adheres to the guidance of the Sarbanes-Oxley Act, and performs periodic evaluations to maintain the effectiveness of its internal controls.  As part of the Company’s internal controls, an evaluation was being conducted to validate Mr. Rocke’s work performance and work hours to substantiate the related accrual of compensation under the Agreement. [1]

The vacant board member seat resulting from Mr. Rocke’s resignation will remain open until a new member is elected at the next annual meeting of the shareholders, or is duly appointed by the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENIGMA-BULWARK, LTD.

Date: April 30, 2021	/s/ Calli Bucci
By: Calli Bucci
Its: Chief Financial Officer